UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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FISHER COMMUNICATIONS, INC.

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MEDIA RELEASE

FISHER COMMUNICATIONS RECEIVES NOTICE OF INTENTION TO NOMINATE DIRECTORS AT 2011 MEETING OF SHAREHOLDERS

SEATTLE, WA, — January 27, 2011 — Fisher Communications, Inc. (NASDAQ: FSCI), a leader in local media innovation, today issued the following statement:

“Fisher Communications has received a letter from FrontFour Capital, a hedge fund whose managing member, David A. Lorber, currently serves on Fisher’s Board, expressing its intention to nominate four individuals to Fisher’s Board of Directors at the 2011 annual meeting of shareholders. While Fisher strongly disagrees with the assertions contained in the FrontFour letter, Fisher values input from all its shareholders, and the Board will evaluate the nominees and make a recommendation in the best interests of Fisher’s shareholders. Fisher’s Board and management team remain committed to enhancing shareholder value.”

Dewey & LeBoeuf and Perkins Coie are serving as legal advisors to Fisher Communications.

Important Additional Information

In connection with its 2011 Annual Meeting of Stockholders, the Company will file a proxy statement and other documents regarding the 2011 Annual Meeting with the Securities and Exchange Commission and will mail the definitive proxy statement and a proxy card to each shareholder of record entitled to vote at the 2011 Annual Meeting. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. When they are available, the proxy statement and other documents relating to the 2011 Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at its website, www.fsci.com, under: Investor Information – SEC Filings.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2011 Annual Meeting. Information regarding the interests of the directors and executive officers is set forth in public filings filed by the Company with the Securities and Exchange Commission, including its proxy statement relating to its 2010 Annual Meeting of Shareholders filed on April 7, 2010, and will be set forth in its proxy statement relating to its 2011 Annual Meeting of Shareholders.

About Fisher Communications, Inc.

Fisher Communications (FSCI) is an innovative local media company with television, radio, internet and mobile operations throughout the western United States. Fisher operates 20 television stations, which include network affiliations with ABC, CBS, FOX, Univision and CW that reach 3.5% of U.S. television households, and 10 radio stations targeting a full range of audience demographics. Fisher Interactive produces more than 125 local and hyper-local websites and delivers comprehensive multiplatform advertising solutions to local businesses. The Company is headquartered in Seattle, WA. More information about Fisher Communications, Inc. is available at www.fsci.com.

Contact:

Sard Verbinnen & Co

Paul Kranhold/Ron Low/David Isaacs

(415) 618-8750